Exhibit 10.18

Austin EV / Cenntro Confidential	Feb. 22, 2019

Amendment A to the AEV / Cenntro Manufacturing License Agreement

DISTRIBUTION RIGHTS, TERRITORY, AND REQUIREMENTS FOR METRO 1, AEV 411 AND AEV 411XC

Austin EV may manufacture, market, distribute, sell and service final assembled Cenntro Products, Sub-Assemblies and/or parts in North America including: (a) the United States, Puerto Rico, US Virgin Islands, (b) Canada, and (c) Mexico.

Cenntro will no longer sell the Metro 1 / AEV 411 and AEV 411XC outside of its primary manufacturing license agreement with Austin EV as amended in Attachment A.  Austin EV reserves the exclusive right to authorize, suspend or cancel, dealer agreements on behalf Austin EV, and their licensed brand affiliates, within the territories as specified above in Paragraph 7.0.  Cenntro further commits not to authorize additional manufacturing licenses in the territories as defined in 7.0

Austin EV may continue to sell the Metro 1 / AEV 411 and AEV 411 XC platforms through Direct and Indirect channels consistent with its current manufacturing license agreement.

Cenntro Automotive Group Ltd.

By:	/s/ Peter Wang
Peter Wang, Chairman CEO

Austin EV, Inc.

By:	/s/ Christian Okonsky
Christian Okonsky, Chairman

By:	/s/ Rod Keller
Rod Keller, CEO